UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest event reported)               March 16, 2005

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                  (617) 523-7722

                                                             (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Registrant has entered into two agreements of sale to purchase 1,255 apartment units in two separate multifamily apartment communities in the greater Baltimore, Maryland area.

On March 16, 2005, the Registrant entered into an agreement of sale to purchase 100% of the outstanding interests of Owings Manor Investors, L.L.C., the fee simple owner of Owings Manor Apartments, a 791 unit multifamily apartment community located in Reisterstown, Maryland, from Owings Manor Realty, L.L.C. and GMAC Commercial Realty Partners, L.P. (collectively the “Sellers”). The Sellers are unaffiliated third parties. The purchase price is $67,235,000, and is subject to normal operating apportionments as provided for in the agreement.

The agreement provides for an Inspection Period, during which the Registrant, upon proper notice to the Sellers, may enter the property to perform due diligence activities. The agreement also contains a Buyer’s Right of Termination, which provides the Registrant the option to terminate the agreement in its sole discretion. The right of termination expires on March 31, 2005. The agreement calls for a closing on the sale of the property to take place on or before April 15, 2005. The agreement requires the Registrant to indemnify, defend and hold harmless the Sellers from and against any and all claims and or liabilities arising out of the Registrant's entry onto the property upon exercise of its right of inspection during the Inspection Period.

Also on March 16, 2005, the Registrant entered into an agreement of sale to purchase 100% of the general and limited partner interests of Pelham Wood Limited Liability Limited Partnership, the fee simple owner of Pelham Wood Apartments, a 464 unit multifamily apartment community located in Baltimore, Maryland, from Pacy Oletsky, general and limited partner, Jack L. Baylin, general and limited partner, Michael Baylin, limited partner, Gail Baylin, limited partner, Bonnie Oletsky, limited partner, Howard Gartner, limited partner, Ruth P. Weiss, limited partner, The Abraham & Virginia Weiss Charitable Trust A, limited partner, and The Abraham & Virginia Weiss Charitable Trust B, limited partner (collectively the “Owners”). The Owners are unaffiliated third parties. The purchase price is $30,160,000, and is subject to normal operating apportionments as provided for in the agreement.

The agreement provides for an Inspection Period, during which the Registrant, upon proper notice to the Owners, may enter the property to perform due diligence activities. The agreement also contains a Buyer’s Right of Termination, which provides the Registrant the option to terminate the agreement in its sole discretion. The right of termination expires on April 12, 2005. The agreement calls for a closing on the sale of the property to take place on or before April 27, 2005. The agreement requires the Registrant to indemnify, defend and hold harmless the Owners from and against any and all claims and or liabilities arising out of the Registrant's entry onto the property upon exercise of its right of inspection during the Inspection Period.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1    Agreement of Sale by and between Owings Manor Realty, L.L.C. and GMAC Commercial Realty Partners, L.P., Seller, and Berkshire Income Realty, Inc., Buyer, dated March 16, 2005.

Exhibit 10.2    Agreement of Sale by and between Pacy Oletsky, general and limited partner, Jack L. Baylin, general and limited partner, Michael Baylin, limited partner, Gail Baylin, limited partner, Bonnie Oletsky, limited partner, Howard Gartner, limited partner, Ruth P. Weiss, limited partner, The Abraham & Virginia Weiss Charitable Trust A, limited partner, and The Abraham & Virginia Weiss Charitable Trust B, limited partner, (collectively the “Owners”), Seller and Berkshire Income Realty, Inc., Buyer, dated March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE INCOME REALTY, INC.

March 22, 2005	/s/ David C. Quade
David C. Quade
President and Chief Financial Officer